iRhythm Technologies Shares Preliminary Fourth Quarter 2024 Highlights and Business Update at the 43rd Annual J.P. Morgan Healthcare Conference SAN FRANCISCO, January 13, 2025 (GLOBE NEWSWIRE) -- iRhythm Technologies, Inc. (NASDAQ:IRTC) a leading digital health care company focused on creating trusted solutions that detect, predict, and prevent disease, today announced preliminary fourth quarter operational highlights and a business update at the 43rd Annual J.P. Morgan Healthcare Conference. Recent Operational Highlights and Financial Outlook • Anticipate full year 2024 revenue slightly above high end of previously stated guidance range of $587.5 million provided in October 2024 • Record quarter of new account openings for both Zio monitor and Zio AT during the fourth quarter 2024 as well as strong volume contributions from large national accounts • Launched first four health care systems on Epic Aura during the fourth quarter 2024 with broad commercial roll out for Epic health systems across the U.S. beginning in 2025 • Initiated Zio monitor shipments for home enrollment patients during the fourth quarter 2024 • Five studies presented at the American Heart Association highlight Zio Monitor’s high patient satisfaction, engagement and compliance with the patient MyZio app and digital tools, health economic impact of early arrhythmia detection in type 2 diabetes and respiratory disease, and AI insights on sleep and activity patterns1 • Expect revenue for the full year 2025 of approximately $675 million to $685 million “This past year was a period of significant growth and transformation for iRhythm,” said Quentin Blackford, iRhythm’s President and CEO. “In our core U.S. business, we achieved a record number of Zio registrations from across different channels – serving over 2 million patients, advancing Zio utilization earlier in the patient care pathway, and growing our market penetration within ambulatory cardiac monitoring. Notably, we secured FDA clearance for two 510(k) submissions related to our Zio AT device, further advancing our technology for the benefit of patients, physicians, and healthcare systems who rely on our Zio AT services. To enable future growth on a global scale, we also expanded into four European countries, earned Japanese regulatory approval, signed a strategic technology licensing agreement with BioIntelliSense, and launched the initial phase of manufacturing automation for Zio monitor. Lastly, we implemented several sustainable operational efficiencies throughout the business, driving profitability expansion and positioning us to continue to grow efficiently into the future.” “With this strong foundation of execution in 2024, we are well positioned to continue transforming iRhythm through a commitment to excellence, innovation, and value creation,” Blackford continued. “In 2025, our top priority will be on ensuring that our quality systems are best-in-class. Commercially, we plan to expand further into primary care channels through our land-and-expand strategy and by continuing to drive momentum within risk-bearing entities as Zio becomes a key tool in population health management. Internationally, we are also excited to drive further penetration within international markets where we are earlier in the commercial adoption curve. With our recent achievements and the opportunities ahead, we remain focused on delivering sustainable value for patients, clinicians, healthcare systems, and shareholders,” concluded Mr. Blackford. Webcast and Conference Presentation Information At the upcoming 43rd Annual J.P. Morgan Healthcare Conference, iRhythm’s management is scheduled to present on Monday, January 13, 2025, at 7:30 p.m. Eastern Time/4:30 p.m. Pacific Time. Interested parties may access a live and archived webcast of the presentation on the “Events & Presentations” section of the company’s investor website at investors.irhythmtech.com. About iRhythm Technologies, Inc. iRhythm is a leading digital health care company that creates trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats2 into clinically actionable information. Through a relentless focus on patient care, iRhythm’s vision is to deliver better data, better insights, and better health for all. To learn more about iRhythm, including its portfolio of Zio products and services, please visit irhythmtech.com. Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future actions or operating or financial performance. In particular, these statements include statements regarding financial guidance, market opportunity, ability to penetrate the market, anticipated productivity and quality improvements and expectations for growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission, including those in iRhythm’s most recent filings on Form 10-K, Form 10-Q and other SEC filings, all of which are available on iRhythm’s website. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements. Investor Contact Stephanie Zhadkevich investors@irhythmtech.com Media Contact Kassandra Perry irhythm@highwirepr.com 1. The accelerometer data and the sleep and activity classification algorithm presented at AHA in November 2024 are intended exclusively for research purposes and are not available for any commercial use. 2. Based on the US and UK data using Zio ECG monitors. Data on file. iRhythm Technologies, 2025.